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                                                                    EXHIBIT 10.8

                             DATED 25TH MARCH 1998




                          BRITEL FUND TRUSTEES LIMITED

                                      and

                          GOLDMAN SACHS INTERNATIONAL

                                      and

                         THE GOLDMAN SACHS GROUP, L.P.

                                      and

                        ENGLISH PROPERTY CORPORATION plc

                                      and

                                    MEPC plc




                                   AGREEMENT

                                  relating to

                                One Carter Lane
                                   London EC4
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THIS AGREEMENT made the Twenty Fifth day of March 1998

BETWEEN:

(1) BRITEL FUND TRUSTEES LIMITED (Company number 1687513) whose registered office is at Standon House 21 Mansell Street London E1 8AA (the "LANDLORD");

(2) ENGLISH PROPERTY CORPORATION plc (Company number 640408) whose registered office is at 12 St James's Square London SW1Y 4LB (the "DEVELOPER");

(3) GOLDMAN SACHS INTERNATIONAL (Company number 2263951) whose registered office is at Peterborough Court 133 Fleet Street London EC4A 2BB (the "TENANT");

(4) THE GOLDMAN SACHS GROUP, L.P. whose office is at 85 Broad Street New York New York 10004 (the "GUARANTOR"); and

(5) MEPC plc (Company number 420575) whose registered office is at 12 St James's Square London SW1Y 4LB (the "DEVELOPER'S GUARANTOR").


WITNESSES as follows:

1   DEFINITIONS

    In this Agreement unless the context otherwise requires:

    CATEGORY A SPECIFICATION means the specification annexed to this Agreement at Appendix A;

    COMPLETION DATE means the date which is ten working days after the SL Completion Date;

    CONSTRUCTION MANAGER means Mace Limited of 7 Plough Yard London EC4;

    COLLATERAL WARRANTIES means deeds of warranty in the form annexed to this Agreement at Appendix B;

    DEFECT means:-

    (i)   items or matters set out or referred to in the Snagging List;

    (ii) omissions defects shrinkage or other faults arising in the Works within twelve months of Practical Completion which are not in accordance with the Works Specification or this Agreement;

    (iii) any other defect attributable to defective design workmanship testing investigations construction or supervision of the Works or the materials used therein having been defective inadequate unsuitable or incomplete or otherwise not in accordance with the Works Specification or this Agreement;

    (iv)  any latent or inherent defect attributable to a breach of Clause
          3.2.6;

    DEVELOPMENT AGREEMENT means an agreement dated 31 July 1996 and made between
    (1) the Landlord (2) the Developer and (3) the Developer's Guarantor in respect of the Premises;

    DEVELOPMENT OBLIGATIONS means the obligations on the part of the Developer contained or referred to in Clauses 3, 4, 5, 6, and 7 (except 7.9 and 7.11) of the Development Agreement a copy of which clauses together with the relevant definitions, Clause 23 and Schedules 1, 2, 3, 6 and 7 are annexed to this Agreement at Appendix C provided that as a result of modifications and alterations during the course of the project the Approved Plans and Specifications referred to in definition 1.1.2 have become the Works Specifications.

    FIT OUT AGREEMENT means an agreement of even date between the parties to this Agreement and Goldman Sachs Property Management relating to the carrying out of the Fit Out Works;

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FIT OUT CATEGORY A WORKS means the works of completing the installation connection and commissioning of services to and the initial fitting out of the Premises to the extent necessary to render the Premises suitable and ready for occupation for the use permitted by the Lease and shall comprise the Category A Specification or such other works in substitution therefor as approved by the Landlord pursuant to this Agreement or the Fit Out Agreement or the Licence for Fit Out Works.

FIT OUT CATEGORY B WORKS means the works which are undertaken for the purposes of fitting out the Premises and which are approved in accordance with the provisions of this Agreement or the Fit out Agreement or the Licence for Fit Out Works.

FIT OUT PLANS means the drawings and specifications annexed to this Agreement at Appendix D setting out in outline the Tenant's proposed fitting out works.

FIT OUT WORKS means collectively the Fit Out Category A Works and the Fit Out Category B Works or any of them as the context so requires.

LEASE means the lease of the Premises to be granted in accordance with this Agreement in the form annexed to this Agreement at Appendix E.

LICENCE FOR FIT OUT WORKS means a licence in the form annexed to this Agreement at Appendix F to be entered into pursuant to Clause 4.4.

MILLENNIUM COMPLIANT means the ability of plant machinery and equipment and related computer systems and/or related hardware and/or software to provide all the following functions:

     (a) handle date information before, during and after January 1, 2000, including, but not limited to, accepting date input, providing date output, handling leap years after 1999 and performing calculations on dates or portions of dates;

     (b) function accurately and without interruption before, during and after January 1, 2000, without any change in operations associated with the advent of the year 2000 and the new century;

     (c) respond to two-digit year input in a way that resolves the ambiguity as to century in a disclosed, defined and predetermined manner;

     (d) process two-digit year date information in ways that are similarly unambiguous as to century; and

     (e) store and provide output of date information in ways that are similarly unambiguous as to century.

PRACTICAL COMPLETION DATE means 12 December 1997.

PREMISES means One Carter Lane London EC4 more particularly described in the Lease as the Premises;

PROFESSIONAL APPOINTMENTS means the appointments of the Professional Team;

PROFESSIONAL TEAM means the professional advisers appointed in connection with the Works and listed in Part 2 of the Schedule;

PROHIBITED MATERIALS means such materials as were required by the terms of the Trade Contracts or the appointments of the Professional Team not to be used in the Works save as mentioned in a letter from Rolfe Judd to the Developer a copy of which is annexed to this Agreement at Appendix G


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     RENT COMMENCEMENT DATE means the date 15 months after 19 March 1998;

     SITE means the land on which the Works have been constructed;

     SL COMPLETION DATE means the date of completion of the Superior Lease as defined in the Lease;

     SNAGGING LIST means the list of omissions imperfections defects or other faults annexed to this Agreement at Appendix H;

     TENANT'S FIT OUT WORKS means the works defined as such in the Fit Out Agreement;

     TRADE CONTRACTS means the contracts with the Trade Contractors;

     TRADE CONTRACTORS means the trade contractors appointed in connection with the Works and listed in Part 1 of the Schedule;

     VAT means Value Added Tax and any similar tax substituted for it or levied in addition to it;

     WORKS means the works which have been carried out by the Developer to construct the Premises;

     WORKS SPECIFICATION means the specifications and drawings (as listed) describing the Works all as annexed to this Agreement at Appendix I and provided by the Developer to the Tenant pursuant to Clause 3.5.

2    INTERPRETATION

     In this Agreement unless the context otherwise requires:

2.1 Any reference to a statute includes any modification, extension or re-enactment of it and any orders, regulations, directions, schemes and rules made under it;

2.2 Any covenant by the Tenant not to do any act or thing includes an obligation not to permit or suffer such act or thing to be done;

2.3  The clause headings in this Agreement are for ease of reference only;

2.4 The TENANT means the person so named in the Particulars and includes its successors in title;

2.5 References to Clauses Schedules or Appendices are to clauses schedules or appendices of this Agreement.

3    THE WORKS

3.1  DELIVERY OF COLLATERAL WARRANTIES AND CERTIFICATES

     3.1.1 The Developer shall within three months of the date of this Agreement procure the delivery of Collateral Warranties from the Trade Contractors and Professional Team.

     3.1.2 The Developer shall with the delivery of the Collateral Warranties referred to in Clause 3.1.1 deliver to the Tenant certificates from each member of the Professional Team addressed to the Tenant certifying that the Works were constructed without Prohibited Materials.

3.2  DEVELOPER'S WARRANTIES

     The Developer hereby warrants to the Tenant that:-



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     3.2.1  the ground and soil conditions of the Site were appropriately investigated and tested and prior to the Commencement of the Works the Site was thoroughly prepared and made ready for the carrying out of the Works;

     3.2.2 the Developer is not aware of any ground or soil substance or condition which might have prejudiced the Works;

     3.2.3 the Works were constructed without Prohibited Materials provided that the Tenant shall rely on any certificate produced by the Developer pursuant to Clause 3.1.2 in relation to that element of the Works the subject of such certificate instead of relying on the Developer's warranty contained in this Clause 3.2.2;

     3.2.4 so far as the Developer is aware having made due and careful enquiry all plant and machinery forming part of the Works is and will remain Millennium Compliant;

     3.2.5 the Developer has performed and will continue to perform its duties to the Landlord under the Development Obligations;

     3.2.6 the Works set out in the Works Specification were designed in accordance with the standards of design practice required by the appointments of the Professional Team and the Trade Contracts.

3.3  REMEDYING OF DEFECTS

     3.3.1 The Developer shall free of cost to the Tenant as soon as reasonably practicable (or immediately in case of emergency) and using its best endeavours to complete the same by 31 March 1998 remedy or cause to be remedied the items or matters set out or referred to in the Snagging List.

     3.3.2 Without prejudice to the foregoing the Developer shall procure the preparation of a schedule as provided for under the relevant Trade Contracts listing any omissions defects shrinkages or other faults appearing in the Works or any part thereof within 12 months after the Practical Completion Date and promptly supply a copy thereof to the Tenant and the Tenant shall procure that within seven days after the expiry of the relevant defects period it shall provide the Developer with a list of any omissions defects shrinkages or other faults which it has observed and the Developer shall free of cost to the Tenant as soon as reasonably practicable make good or procure to be made good all such omissions defects shrinkages or other faults.

     3.3.3 Without prejudice to any other rights or remedies of the Tenant under this Agreement if any Defect manifests itself and is notified in writing by the Tenant to the Developer by the third anniversary of the Practical Completion Date then the Developer and the Tenant shall agree a method and programme for carrying out remedial work in accordance with Clause 3.3 and the Developer shall free of cost to the Tenant procure the carrying out of such works as may be necessary to remedy such Defect and any physical damage thereby caused in accordance with such method and programme.

     3.3.4 If any remedial works referred to in this Clause 3.3 are in the reasonable opinion of the Tenant urgently required having regard to the programme for the Tenant's Fit Out Works or the Tenant's occupation of the Premises then the Tenant and the Developer shall promptly consult as to the most expeditious means of remedying the same and the Developer shall take such reasonable steps as are within its control to make good or procure the same to be made good where appropriate in the case of emergency as urgently as possible provided that notwithstanding the foregoing the Tenant may, by using the Trade Contractors and with the consent of the Landlord and the Developer (which consents shall not be respectively unreasonably withheld), carry out itself such


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            of the remedial works which the Developer is liable to procure under this Clause 3.3.4 where entry by the Developer is likely to interfere materially with the Fit-Out Works subject to the Tenant indemnifying the Developer and the Landlord in respect of such carrying out against any losses or claims which may arise in relation to a breach of the warranties given by any of the Trade Contractors or against any defences set offs or counterclaims which the Trade Contractors may have in connection with such remedial works.

     3.3.5 The provisions of this Clause 3.3 shall apply mutatis mutandis in respect of the Additional Works (as defined in the Development Obligations) and without limitation the Developer shall carry out such maintenance or other works as may be required in relation thereto.

3.4  ACCESS TO REMEDY DEFECTS

     In circumstances where the Developer has liability to remedy Defects in accordance with Clause 3.3:

     3.4.1 The Developer shall make prior arrangements with the Tenant as to the times of access and the Developer and the Tenant shall endeavour to agree a programme for carrying out any such remedial works.

     3.4.2 The Tenant shall be entitled to request such works to be carried out outside usual business hours and (subject to the Tenant indemnifying the Developer in respect of any reasonable and proper additional cost in respect of such request) the Developer shall comply with such request.

     3.4.3 The Developer shall manage and instruct each person so entering to:

            (i) cause the minimum amount of interference and disruption as is reasonably possible to the carrying out of the Fit Out Works or any other works by the Tenant in the Premises and to the Tenant's business;

            (ii) comply with any reasonable directions and security precautions for the Premises so long as these shall not prevent the carrying out of the relevant works; and

            (iii) be accompanied if the Tenant so requires by a representative of the Tenant;

     3.4.4 The Developer shall procure that each person so entering shall make good as soon as reasonably practicable to the reasonable satisfaction of the Tenant any loss damage of injury thereby caused to the Premises the Fit Out Works or the property of the Tenant or any other lawful occupiers or visitors in the Premises.

3.5  HANDOVER

     The Developer shall as soon as reasonably practicable following the date hereof at its own cost supply the Tenant with the following:

     3.5.1 one complete reproducible set of the final as-built scale drawings of the Works and one set of files on computer disc (where available);

     3.5.2 full and complete sets of all manuals maintenance documents product guarantees and other information relating to all mechanical and electrical equipment comprised within the Premises and the Works; and

     3.5.3 a full and complete copy of the health and safety file for the Works prepared in accordance with the CDM Regulations.


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3.6  COPYRIGHT

     In so far as the copyright to any drawings or other intellectual property relevant to the Works is owned by the Developer the Developer hereby irrevocably grants to the Tenant a non-exclusive licence to use and reproduce the same.

3.7  VACANT POSSESSION

     The Developer will ensure that:

     3.7.1 all furniture and carpets from the fourth floor marketing suite are removed from the Premises within 5 days of the date of this Agreement; and

     3.7.2 the existing contractor's site accommodation in the basement and ground floors of the Premises is left in situ (provided that the Tenant shall make available one office for the Construction Manager to use in connection with clearing snagging items)

     and that otherwise the Premises shall be handed to the Tenant on the date of this Agreement with vacant possession.

4    FIT OUT WORKS

4.1 The Tenant has provided the Landlord with the Fit Out Plans and the Landlord has approved in principle the categories (but not the details) of those of the Fit Out Works shown in them.

4.2 The Tenant or one of its Group Companies (as defined in the Lease) shall at its own cost prepare and submit to the Landlord further details of the proposed Fit Out Works for approval (such approval not to be unreasonably withheld if and to the extent that such further details shall in all material respects be consistent with and in conformity with the Fit Out Plans).

4.3  APPROVAL AND LICENCE

     4.3.1 The Tenant shall not commence any part of the Tenant's Fit Out Works until the details in relation to that part have been approved under Clause 4.2;

     4.3.2 The Tenant shall observe and perform its obligations set out in the Licence for Fit Out Works pending its completion pursuant to Clause 4.4.

4.4 The Landlord the Tenant and the Guarantor shall enter into a Licence for Fit Out Works:

     4.4.1  within one month after practical completion of the Fit Out Works or

     4.4.2  (if later) on the Completion Date or

     4.4.3 (if such practical completion shall not have arisen 12 months after the date of this Agreement) upon written demand by the Landlord and four sets of as built approved plans and specifications for the Fit Out Works shall be supplied by the Tenant to the Landlord and annexed thereto.

4.5 If Clause 4.4.3 applies, a further licence in the same form shall be entered into by the same parties once the outstanding Fit Out Works have been brought to practical completion.

4.6  AGREEMENT AS TO OPERATION OF LANDLORD AND TENANT ACT 1927

     4.6.1  EFFECT OF SERVICE OF 1927 ACT NOTICE

     The Tenant hereby agrees with the Landlord that if the Tenant services a notice pursuant to Section 3 of the Landlord and Tenant Act 1927 ("Section 3 Notice") upon the Landlord in relation to the Fit Out Works or any part or parts thereof the Tenant shall within 28 days following the service of the Section 3 Notice or (if later) within 7 days after determination of the cost (hereinafter


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     called "the Cost") of the carrying out of the works and alterations the subject of the Section 3 Notice pay to the Landlord a sum equal to 105% of the Cost.

     4.6.2    DISPUTES AS TO THE COST

     The Landlord and the Tenant shall use all reasonable endeavours to agree the Cost but in default of agreement between them as to the amount of the Cost then either party may at any time following the expiration of a period of 14 days following the service of a Section 3 Notice refer the matter for settlement to an independent expert appointed at the request of either party by the President of the Royal Institution of Chartered Surveyors and the costs of the parties and of such expert shall be in his award.

  5  AGREEMENT TO GRANT LEASE

5.1 The Landlord shall grant and the Tenant shall accept the Lease on the Completion Date but if the Completion Date shall not take place by six months after the date hereof other than due to the default of the Tenant the grant shall be made forthwith by the Developer out of its leasehold interest in the Premises and the provision of Clauses 4, 5 and 6 shall apply as if the Developer had been named therein as Landlord.

5.2 Completion shall take place at the London Offices of the Landlord's solicitor and the Landlord (or the Developer as the case may require) shall deliver the duly executed Lease to the Tenant and the Tenant shall deliver a duly executed counterpart of the Lease to the Landlord (or the Developer as aforesaid).

5.3 The Term Commencement Date under the Lease shall be the date of this Agreement.

5.4 Rent due under the Lease shall be payable on and from the Rent Commencement Date.

5.5 The Landlord and the Developer shall place their Land Certificates in respect of the Premises on deposit at H M Land Registry for the purpose of enabling the Tenant to register a notice of its interest in the Premises arising under this Agreement.

  6  OCCUPATION OF THE PREMISES

6.1 The Landlord shall allow the Tenant to take occupation of the Premises on the date of this Agreement.

6.2  The Tenant shall pay to the Landlord:

     6.2.1 a licence fee on and from Rent Commencement Date equal to the Principal Rent; and

     6.2.2 a licence fee on and from the date of this Agreement equal to the insurance premiums, which would have been payable by the Tenant if the Lease had been completed and the term granted by the Lease had commenced;

     6.2.3 sums at the same times and in the same manner as would have been payable under Clause 6.2 of the Lease if it had been completed and the term granted by it had commenced.

6.3 Any amount paid to the Landlord under Clause 6.2 shall be deducted by the Landlord following the grant of the Lease from the rents or insurance premiums (as the case may be) which would otherwise have been due under the Lease in respect of the same period.

6.4 The Tenant shall occupy the Premises subject to the provisions contained in the Lease and Licence for Fit Out Works as if the Lease and Licence for Fit Out Works had been granted. Each

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     party shall comply with the convenants on its part contained in the Lease and shall be entitled to all remedies by distress, action or otherwise for recovering rent in arrear and for any breach of the other's obligations as if the Lease had been granted and the licence fees were rent.

6.5  Until the grant of the Lease the Tenant shall be a licensee only.

  7  VAT

7.1 Where pursuant to the terms of this Agreement, any party (the "SUPPLIER") makes a supply to any other party (the "RECIPIENT") for VAT purposes and VAT is chargeable on such supply, the Recipient shall pay to the Supplier (in addition to any other consideration for such supply) a sum equal to the amount of such VAT, such payment to be made no later than three working days before the last day (as notified to the Recipient by the Supplier in writing) on which the Supplier can account to H M Customs & Excise for such VAT without incurring any interest or penalties, and the Supplier shall provide the Recipient with a valid tax invoice for VAT purposes.

7.2 Any obligation to reimburse or pay another party's expenditure extends to irrecoverable VAT on that expenditure and the person liable to pay shall also reimburse or pay such VAT.

7.3 If either party (the "PAYER") has paid any amount in respect of VAT under this Clause 7 to the other party (the "PAYEE") on the basis that:

     7.3.1 The Transaction in respect of which such amount was paid gave rise to a supply made by the Payee to the Payer for VAT purposes; and

     7.3.2  such supply was a taxable supply for VAT purposes

     and it subsequently transpires that no supply was made, or that such supply was not a taxable supply, for VAT purposes, the Payee shall forthwith repay such amount to the Payer PROVIDED THAT, if the payee has already accounted to H M Customs & Excise for VAT in respect of the said transaction on the basis that such transaction gave rise to a taxable supply for VAT purposes, the Payee shall only be obliged to repay such amount to the Payer if and to the extent that it is able to obtain repayment or credit from H M Customs & Excise in respect of the VAT it has accounted to them, and in such a case, the Payee shall use all reasonable endeavours to obtain such repayment or credit from H M Customs & Excise, and the Payee shall only be obliged to repay such amount to the Payer as aforesaid within three working days following receipt by the Payee of the said repayment from H M Customs & Excise or three working days following the date on which the Payee has fully utilised the said credit (as the case may be).

  8  INTEREST ON OVERDUE SUMS

     If the person entitled so to do does not receive any sum due to it by the due date the person liable to pay it shall pay on demand interest on such sum at 4 per cent above the current base rate of Barclays Bank Plc from the due date until payment (both before and after any judgment).

  9  NOTICES

     Section 196 of the Law of Property Act 1925 shall apply to any notice which may be served under this Agreement as if the final words of Section 196(4)
     "and that service........ be delivered" were deleted and replaced by "and that service shall be deemed to be made on the third Working Day after posting".


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10    ENTIRE AGREEMENT

10.1 The Tenant acknowledges that it has not relied on any representation other than any given by the Landlord's Solicitors or the Developer's Solicitors in any written reply to any enquiry made by the Tenant's or the Developer's solicitors before the date of this Agreement.

10.2  The parties acknowledge that:-

      10.2.1  this Agreement;

      10.2.2  the Fit Out Agreement; and

      10.2.3 any plan or other documents referred to in this Agreement and/or annexed to it contain all the terms of the contract agreed between the parties and between some of the parties and Goldman Sachs Property Management

11    DEVELOPER'S GUARANTEE

11.1 The Developer's Guarantor covenants with the Tenant as principal debtor that:

      11.1.1 The Developer will pay the sums due from it under and perform its obligations contained in this Agreement.

11.2  The liability of the Developer's Guarantor shall not be affected by:

      11.2.1 Any time given to the Developer or any failure by the Tenant to enforce compliance with the Developer's covenants and obligations

      11.2.2  Any variation of the terms of this Agreement

      11.2.3 Any change in the constitution structure or powers of the Developer's Guarantor or the Developer or the administration liquidation or bankruptcy of the Developer or the Developer's Guarantor

      11.2.4  Any act which is beyond the powers of the Developer

      11.2.5 The transfer of the reversion expectant on the term to be granted by the Lease

      11.2.6 Any other act or thing by which (but for this provision) the Developer's Guarantor would have been released

12    THE GUARANTOR

12.1  The Guarantor covenants with the Landlord as principal debtor that:

      12.1.1 The Tenant will pay the sums due from it under and perform its obligations contained in this Agreement

      12.1.2 If within 21 days after the Completion Date the Tenant has failed to take up the lease the Guarantor will either duly execute and deliver a counterpart and accept a lease in the same form but with the Guarantor named as tenant therein or procure the execution of a counterpart by another company in the Goldman Sachs group of companies as tenant with the Guarantor guaranteeing the Tenant's obligations contained in the Lease provided that the Landlord shall first have approved in writing the identity of such alternative company such approval not to be unreasonably withheld and the Landlord shall take account of the guarantee in considering such alternative within 21 days after written demand and at the cost in all respects of the Guarantor


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
12.2 The liability of the Guarantor shall be no greater than it would have been if the Guarantor had been the Tenant (except for additional costs arising from the enforcement of the guarantee) but shall not be affected by:

      12.2.1 Any time given to the Tenant or any failure by the Landlord to enforce compliance with the Tenant's covenants and obligations

      12.2.2  Any variation of the terms of this Agreement

      12.2.3 Any change in the constitution structure or powers of the Guarantor the Tenant or the Developer or the administration liquidation or bankruptcy of the Tenant the Guarantor or the Developer

      12.2.4  Any act which is beyond the powers of the Tenant

      12.2.5 The transfer of the reversion expectant on the term to be granted by the Lease

      12.2.6 Any other act or thing by which (but for this provision) the Guarantor would have been released

12.3 The Guarantor may not assign its rights or delegate its obligations under this Guarantee in whole or in part (and any purported assignment or delegation is void) except for an assignment and delegation of all of the Guarantor's rights and obligations hereunder in whatever form the Guarantor determines may be appropriate to a partnership, corporation, trust or other organisation in whatever form (the "SUCCESSOR") that succeeds to all or substantially all of the Guarantor's assets and business and that assumes such obligations by contract, operation of law or otherwise. Upon any such assignment and or assumption of obligations the Guarantor shall give written notice thereof to the Landlord and subject to the Landlord having received in a form reasonably satisfactory to the Landlord, a deed executed by the Successor (accompanied by a legal opinion in a form reasonably satisfactory to the Landlord addressed to the Landlord from a reputable firm of lawyers in the relevant jurisdiction confirming inter alia enforceability and due execution) whereby the Successor assumes and covenants with the Landlord to perform all outstanding and future obligations of the Guarantor under this Agreement, whether such assumption is by operation of law or by virtue of such deed, the Guarantor shall be relieved of and fully discharged from all obligations hereunder, whether such obligations arose before or after such delegation and assumption, but without prejudice to any antecedent breach.

  13  LANDLORD'S LIABILITY

13.1 The Landlord shall be under no liability or obligation under or pursuant to this Agreement as the other parties hereto each admit and acknowledge save only the express obligations on the part of the Landlord contained in or resulting from this Agreement.

13.2 The obligations of the Tenant and the Guarantor to the Landlord shall not be affected by any breach by the Developer.

  14  TENANT'S LIABILITY

      To the extent that any want of repair arises from a Defect for which the Developer is responsible to the Tenant under this Agreement the Landlord, subject to the provisions of this Clause 14 agrees that it and its successors in title will at the written request of the Tenant, defer taking action to enforce the Tenant's repairing obligations contained in the Lease in relation to that want of repair provided that:

14.1 Such deferral shall subsist only for so long as the Tenant is actively pursuing and enforcing its rights and remedies against the Developer under this Agreement.


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
14.2 The Landlord shall not be obliged to defer such action or continue any such deferral in the event that the Superior Landlord (as defined in the Lease) shall require the Landlord either to take such action or to remedy the want of repair and the Developer shall (subject always to the provisions of Clause 15) indemnify the Landlord from and against all liability from claims by the Superior Landlord and the tenant of the Restaurant in relation to such want of repair and/or deferral.

14.3 The Landlord shall not be obliged to defer such action or continue such deferral if the want of repair requires urgent attention or where any deferral would or would be likely to materially adversely affect the Premises.

14.4 The Tenant shall keep the Landlord fully informed in writing as to the progress of its pursuit and enforcement of its rights against the Developer at regular intervals as required by the Landlord.

14.5 Throughout the period of such deferral the Tenant shall keep the Landlord fully informed in writing as to any deterioration in the Premises arising as a result of the defect or such deferral.

14.6 No such deferral nor any time composition release or indulgence afforded to the Tenant by the Landlord following the commencement of such deferral shall constitute or be deemed to constitute any waiver or release by the Landlord or its successors in title of any of its or their rights and remedies against the Tenant or the Guarantor under the Lease or prejudice the exercise by the Landlord or its successors of any other right and remedies available to it under the Lease.

14.7 Immediately upon cessation of such deferral, the Tenant shall remedy the want of repair in question with all due speed and to the reasonable satisfaction of the Landlord and such liability shall not be limited reduced or negated nor shall the Landlord's rights and remedies be adversely affected by any failure by the Tenant to obtain judgment against or otherwise recover from the Developer to the full extent of its claim.

14.8 The Landlord notwithstanding that the Tenant may be actively pursuing and enforcing its rights against the Developer may cease such deferral and take action to enforce the Tenant's repairing obligations, for the purpose of preventing the Landlord's claim against the Tenant being barred by limitation in the last year of any period for claim.

15   LIMIT OF DEVELOPER'S LIABILITY

15.1 The Developer shall be under no liability or obligation to the Tenant or the Guarantor or any other Tenant pursuant to Clause 12.1.2 or its or their successors in title under or pursuant to this Agreement or in respect of the Works or the Premises save only the express obligations on the part of the Developer contained in or resulting from this Agreement.

15.2 The liability of the Developer to the Tenant under this Agreement or in respect of the Works or the Premises shall be limited to:

     15.2.1 claims notified in writing to the Developer before the third anniversary of the Practical Completion Date;

     15.2.2 the cost of carrying out such works in such reasonable manner and to such reasonable standards as shall be reasonably required so that any Defect in the Works shall be remedied.

15.3 Without prejudice to any of the foregoing the Developer shall not be liable to the Tenant or the Guarantor or any other Tenant pursuant to Clause
     12.1.2 or its or their successors in title for any losses of an indirect or consequential nature arising as a result of breach of the provisions of this Agreement in addition to the cost of remedying any Defect in the Works.

  16  FIT OUT AGREEMENT

16.1 For the avoidance of any doubt the parties to this Agreement and to the Fit Out Agreement acknowledge that the Developer has no liability under or in respect of the Fit Out Agreement except for the payment of the Maximum Sum.

16.2 The Tenant shall promptly provide or procure to be provided as soon as practicable and in any event within 3 months of practical completion of the Fit Out Works a reasonably detailed statement setting out the items installed with a view to the Developer claiming the benefit of such capital allowances for plant and machinery as are generated in respect of the payment by the Developer of the Maximum Sum pursuant to the Fit Out Agreement.

16.3 The Guarantor and the Tenant shall procure that no claim shall be made by them or by Goldman Sachs Property Management or any of the Tenant's Group Companies (as defined in the Lease) in respect of capital allowances for plant and machinery forming part of the Developer's Fit Out Works as defined in the Fit Out Agreement.

  17 JURISDICTION AND SERVICE

     The provisions of Clause 7.11 of the Lease shall apply mutatis mutandis to this Agreement.

     SIGNED by the parties or their duly authorised representatives the day and year first before written


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
                                  THE SCHEDULE

                    TRADE CONTRACTORS AND PROFESSIONAL TEAM

PART 1 - TRADE CONTRACTORS

Coverite Limited                   - Waterproofing
PC Harrington Contractors Limited  - Concrete Structure
Swift Structures Limited           - Structural Steelwork
Cooperative Industriale Romagnola  - Cladding Supply
S.C.A.R.L.
Sabrecastle                        - Cladding installation
T W Ide Limited                    - Entrance Glazing and Canopy
Coverite Limited                   - Roof Finishes
Irvine Whitlock Limited            - Masonry
B R Hodgson Limited                - Dry lining
H L Smith Construction Limited     - Toilet Fit Out
R Glazzard (Dudley) Limited        - Metalwork
Henderson Bostwick Limited         - Metal Doors, Roller Shutters
A Davies Limited                   - Entrance Hall Fit Out
H L Smith Construction Limited     - Marketing Suite Fit Out
Facade Hoists Limited              - Facade Maintenance Equipment
Andrews Weatherfoil plc            - Mechanical Services
Sychronised Systems Limited        - Controls/BMS
Abbey Thermal Insulation Limited   - Thermal Insulation and Fire Stopping
N G Bailey Limited                 - Electrical Services
R C Cutting Limited                - Lightning protection
McNicholas plc                     - Hard landscaping
Otis plc                           - Lifts
Cerberus Limited                   - Fire detection/alarm

PART 2 - PROFESSIONAL TEAM

Mace Limited                       - Construction Manager
Rolfe Judd Architecture Limited    - Architects
Ove Arup & Partners                - Services
Ove Arup & Partners                - Structural engineers
Charles Funke Associates           - Landscape consultants


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


                      Appendix A: Category A Specification
                    Appendix B: Forms of Collateral Warranty
                      Appendix C: Development Obligations
                           Appendix D: Fit Out Plans
                               Appendix E: Lease
                     Appendix F: License for Fit Out Works
                    Appendix G: Prohibited Materials Letter
                           Appendix H: Snagging List
                        Appendix I: Works Specification




SIGNED by                       on   }            /s/ [signature]
behalf of the Landlord                              ---------------------------
                                                    Authorised Signing Officer


SIGNED by [name]                on   }            /s/ [signature]
behalf of the Developer



SIGNED by                       on   }
behalf of the Tenant



SIGNED by                       on   }
behalf of the Guarantor


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


SIGNED by [name]                on   }            /s/ [signature]
behalf of the Developer's Guarantor





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